[front cover]
                             J.P. Morgan U.S. Equity
                              Fund - Advisor Series

                               Semi-annual Report
                                November 30, 2000

LETTER TO THE SHAREHOLDERS
--------------------------------------------------------------------------------

January 8, 2001

Dear Shareholder,

    We are pleased to present the inaugural shareholder report for the J.P. Morgan U.S. Equity Fund - Advisor Series. The Fund began operations on September 15, 2000, amid mounting volatility in the U.S. stock market. This was a rough time for investors, and for the Fund provided a total return of -10.6% from its inception through November 30, 2000.

    The Fund's benchmark index, the Standard & Poor's 500 Index, and peer group, the Lipper Multi-Cap Core Funds Average, fared a little better. For the same time period, the S&P 500 and Lipper average each finished in negative territory

    The Fund's net asset value on November 30, 2000 was $8.94 per share, decreasing from its initial net asset value of $10.00 on September 15, 2000. The Fund's net assets were approximately $475,000 on November 30, 2000, while the total net assets of The U.S. Equity Portfolio, in which the Fund invests, totaled $528 million.

    This report includes an interview with Henry Cavanna, lead portfolio manager for The U.S. Equity Portfolio. Henry discusses the U.S. equity market in detail, and explains the factors that influenced Fund performance during the fiscal period. Henry also provides insight in regard to positioning the Portfolio for the coming months.

    As chairman and president of Asset Management Services, we thank you for investing with J.P. Morgan. Should you have any comments or questions, please contact your Morgan representative, or call J.P. Morgan Funds Services at (800) 766-7722.

Sincerely yours,

/signature/                             /signature/

Ramon de Oliveira                       Keith M. Schappert
Chairman of Asset Management Services   President of Asset Management Services
J.P. Morgan & Co. Incorporated          J.P. Morgan & Co. Incorporated

TABLE OF CONTENTS
--------------------------------------------------------------------------------
Letter to the Shareholders                                                    1
Fund Performance                                                              2
Portfolio Manager Q&A                                                         3
Fund Facts & Highlights                                                       5
Financial Statements                                                          6

FUND PERFORMANCE
--------------------------------------------------------------------------------

EXAMINING PERFORMANCE

    One way is to review a fund's average annual total return. This calculation takes the Fund's actual return and shows what would have happened if the Fund had achieved that return by performing at a constant rate each year. Average annual total returns represent the average yearly change of a fund's value over various time periods, typically one, five, and ten years, (or since inception). Total returns for periods of less than one year are not annualized and provide a picture of how a fund has performed over the short-term.

PERFORMANCE

                                                                                  AVERAGE ANNUAL
                                                    TOTAL RETURNS*                 TOTAL RETURNS*
                                              -------------------------    ----------------------------------
                                                    SIX           ONE        THREE      FIVE         TEN
                                                  MONTHS         YEAR        YEARS      YEARS       YEARS

AS OF NOVEMBER 30, 2000
J.P. Morgan U.S. Equity Fund - Advisor Series    (4.63)%       (4.06)%      10.13%      15.79%     16.18%
S&P 500 Index**                                  (6.92)%       (4.22)%      12.71%      18.66%     17.72%
Lipper Multi-Cap Core Funds Average***           (5.96)%         1.03%      10.35%      15.52%     16.34%

AS OF SEPTEMBER 30, 2000
J.P. Morgan  U.S. Equity Fund - Advisor Series   (2.16)%        12.76%      12.98%      18.66%     17.93%
S&P 500 Index**                                  (3.60)%        13.28%      16.44%      21.69%     19.44%
Lipper Multi-Cap Core Funds Average***           (1.36)%        21.45%      12.84%      17.66%     17.68%

* The Fund commenced operations on September 15, 2000. The Fund's returns include historical returns of the J.P. Morgan U.S. Equity Fund, a separate feeder fund investing in the same master portfolio, which had a lower expense ratio, from June 27, 1985 (the inception date of the J.P. Morgan U.S. Equity
Fund), through September 15, 2000 (the inception date of the J.P. Morgan U.S. Equity Fund - Advisor Series). Therefore, the Fund's returns would have been lower had it existed during the same period. For the purposes of comparison, the "since inception" returns are calculated from June 30, 1985, the first date when data for the Fund, its benchmark, and its Lipper category were all available. The J.P. Morgan U.S. Equity Fund - Advisor Series' return from September 15, 2000 through November 30, 2000 was (10.60)%.

** The S&P 500 Index is an unmanaged index that measures U.S. stock market performance. It does not include fees or operating expenses and is not available for actual investment.

*** Describes the average total return for all funds in the indicated Lipper category, as defined by Lipper Inc., and does not take into account applicable sales charges. Lipper Analytical Services, Inc. is a leading source for mutual fund data.

  Past performance is no guarantee of future results. Fund returns are net of fees, assume the reinvestment of distributions, and reflect reimbursement of Fund expenses as described in the prospectus. Had expenses not been subsidized, returns would have been lower.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------

[photo of Henry D. Cavanna]

    Following is an interview with HENRY D. CAVANNA, managing director and senior U.S. equity portfolio manager in J.P. Morgan Investment Management's U.S. Equity Group. Henry has been a J.P. Morgan employee for the past 28 years, and has been a portfolio manager since 1979. He is currently responsible for several major institutional and sub-advisory clients, as well as having overall investment responsibility for Morgan's own retirement and defined contribution funds. Before joining Morgan, Henry worked at Harris Upham & Co. He holds a B.A. from Boston College and a L.L.B. from the University of Pennsylvania. This interview was conducted on December 15, 2000, and reflects Henry's views on that date.

IT HAS CERTAINLY BEEN AN INTERESTING TIME FOR U.S. EQUITIES DURING THIS REPORTING PERIOD. WHAT WERE SOME OF THE HIGHLIGHTS?

    This six-month period captured two worlds. On one side, there was an ending of a rapidly expanding economy. On the other, there was the beginning of a slowing economy, with investors growing increasingly concerned about corporate profits. As it turned out, these concerns were more than justified, as company after company, in sector after sector, started reporting disappointing earnings. This helped to bring about a substantial reallocation of capital from new economy growth sectors to more defensive value sectors, such as insurance, utilities, and energy. At the end of the period, the lack of closure in our presidential election also served as a destabilizing factor. As a result, stock market volatility was extraordinarily high over the six months ended November 30.

    We also saw the end of the Federal Reserve's interest rate tightening cycle, and the probable success of its efforts to engineer a soft landing for our economy. Still, we did not see an end to its tightening bias, which unnerved some investors and contributed in part to market instability.

HOW WAS THE PORTFOLIO POSITIONED OVER THIS PERIOD?

    Our strategy is to be well diversified across almost all sectors, and to own companies that we believe represent the best mix of fundamentals and attractive valuations over the longer-term, be they old or new economy stocks. During this period of time, however, investors were focused on short-term results, not long-term opportunities, and they proved more than willing to punish any company that did not meet their somewhat elevated earnings expectations. Not too infrequently, even companies with satisfactory results were brought down alongside their lesser performing brethren. Within this sometime incendiary marketplace, the S&P 500 Index, our benchmark, declined by almost 7%.

HOW HAS MARKET VOLATILITY AFFECTED THE WAY YOU MANAGE THE PORTFOLIO, IF AT ALL?

    It hasn't specifically affected our management, but we were certainly cognizant of and sensitive to the market's short-term focus. In particular, we were able to identify several longer-term opportunities created by investors who overreacted to short-term concerns. From that standpoint, market volatility was good for the strategy.

    On the other side, we have also had to be more careful in our approach to the market. Timing became critical, as a desirable stock could be way up one day and way down the next. We definitely wanted to exercise the discipline of adding to attractive long-term positions, but we were a little more measured and patient about when to jump in.

HOW IS YOUR PROCESS GEARED TO TAKE ADVANTAGE  OF THIS MARKET ENVIRONMENT?

    Our process combines the advantages of two strong internal capabilities. One is our depth in research. Our analysts are sector specialists who develop estimates of what companies are worth and which companies represent good longer-term investments. On the other side is our highly experienced trading desk. Our traders are very sensitive to short-term fluctuations in stock prices and, with their access to timely trading information,

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------
                                                                    (Continued)

we feel they can usually get us the stock we want at the price we want. Thus, even though we have a longer-term perspective, we can operate in a more tactical fashion when we think it makes sense.

WHICH STOCKS WERE AMONG YOUR BEST INVESTMENTS OVER THE SIX-MONTH REPORTING
PERIOD?

    Alza, a mid-sized drug company, was up substantially over this period, owing to accelerating earnings growth and the introduction of two new drugs. One helps incontinence among seniors, and one is a once-a-day remedy for attention deficit disorder (ADD). Both are beginning to capture notable market share, with the ADD drug expected to achieve a 10% market share in its category by year's end.

    Another substantial performer was Philip Morris, which had been deeply undervalued in the wake of numerous liability issues. Investors, however, came to the conclusion that most of the bad news was behind, and saw it as an attractive value play. Aiding its resurgence were good earnings, a great yield, and a very capable management team that has continued to manage its business well.

HOW ABOUT THE DOWN SIDE?

    E*trade, the on-line discount broker, has been punished by concerns about a decline in on-line trading and the consequent impact on the company's profit margins. We still have confidence that it has a real business, that it will be competitive, and that it will recover. Our long-term confidence is such that we have elected to maintain our position during a period when the company's profit margins will be under short-term pressure.

    Another disappointment was Level-3 Communications, a telecommunications company that has built one of the newest fiber optic telephone networks. As a relatively new company, Level-3's positive cash flow and earnings are still a couple of years out, so the results-oriented market in which we find ourselves has taken its stock to task. You have to have patience to own it and believe that the company will achieve an attractive return on its investments, which we do. We think Level-3 has a competitive advantage and good management, and, importantly, it has already secured the funding needed to build out its network.

HOW DO YOU EXPECT THE MARKET TO DEVELOP OVER THE NEXT FEW MONTHS?

    We remain cautious about the market's prospects over the next few months. The economy is in a decelerating mode, and that means there will continue to be earnings risk and accompanying volatility. It's also still too early for the Fed to come to the rescue and lower interest rates.

    This said, we think the stock market is in the process of bottoming out, so we are not overly concerned. Further out, a number of developments would help its recovery. The Fed, for example, has the option of lowering interest rates several times in order to help the economy, especially in light of the expectation that inflation will remain fairly moderate over the coming year. We also anticipate that the price of oil will decline to more reasonable levels later next year, thereby providing a boost to consumer confidence. In sum, there are a number of catalysts that could re-ignite the market going forward, but, in the meantime, we are still reasonably wary about its near-term direction.

FUND FACTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

    J.P. Morgan U.S. Equity Fund - Advisor Series seeks to provide a high total return from a portfolio of selected equity securities. It is designed for investors who want an actively managed portfolio of selected equity securities that seeks to outperform the S&P 500 Index.

--------------------------------------------------------------------------------
    Inception Date: 9/15/2000
--------------------------------------------------------------------------------
    Fund Net Assets as of 11/30/2000:
      $475,351
--------------------------------------------------------------------------------
    Portfolio Net Assets as of 11/30/2000:
      $528,133,867
--------------------------------------------------------------------------------
    Dividend Payable Dates (if applicable): 12/20/2000,
      3/23/2001, 6/22/2001,
      9/14/2001, 12/21/2001
--------------------------------------------------------------------------------
    Capital Gain Payable Dates
      (if applicable): 12/20/2000, 12/21/2001

EXPENSE RATIOS

    The Fund's current annualized expense ratio of 1.05% covers shareholders' expenses for custody, tax reporting, investment advisory, and shareholder services, after reimbursement. The Fund is no-load and does not charge any sales, redemption, or exchange fees. There are no additional charges for buying, selling or safekeeping fund shares, or for wiring redemption proceeds from the Fund.

FUND HIGHLIGHTS
--------------------------------------------------------------------------------

All data as of November 30, 2000

PORTFOLIO ALLOCATION
(As a percentage of total investment securities)

[data from pie chart]

Finance                    11.4%
Pharmaceuticals            11.3%
Industrial Cyclical        10.0%
Computer Hardware          10.0%
Software & Services         9.0%
Energy                      6.1%
Consumer Stable             6.1%
Telecommunications          5.1%
Retail                      5.0%
Insurance                   4.9%
Semiconductors              4.4%
Short-Term Investments      3.9%
Utilities                   3.3%
Consumer Services           2.9%
Consumer Cyclical           2.6%
Capital Markets             2.5%
Health Services & Systems   1.5%

LARGEST
EQUITY HOLDINGS               % OF TOTAL INVESTMENTS
-------------------------------------------------------------
Cisco Systems Inc.                             3.8%
Exxon Mobil Corp.                              3.6%
General Electric Co.                           3.1%
Microsoft Corp.                                3.0%
Tyco International Ltd.                        2.8%
Sun Microsystems, Inc.                         2.7%
Pfizer, Inc.                                   2.3%
Firstar Corp.                                  2.2%
Philip Morris Companies Inc.                   2.1%
Pharmacia Corp.                                2.1%

DISTRIBUTED BY FUNDS DISTRIBUTOR, INC. J.P. MORGAN INVESTMENT MANAGEMENT INC. SERVES AS INVESTMENT ADVISOR. SHARES OF THE FUND ARE NOT INSURED BY THE FDIC, ARE NOT BANK DEPOSITS OR OTHER OBLIGATIONS OF THE FINANCIAL INSTITUTION AND ARE NOT GUARANTEED BY THE FINANCIAL INSTITUTION. SHARES OF THE FUND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

References to specific securities and their issuers are for illustrative purposes only and are not intended to be, and should not be interpreted as, recommendations to purchase or sell securities. Opinions expressed herein and other Fund data presented are based on current market conditions and are subject to change without notice. The Fund invests through a master portfolio (another Fund with the same objective).

CALL J.P. MORGAN FUNDS SERVICES AT (800) 521-5411 FOR A PROSPECTUS CONTAINING MORE COMPLETE INFORMATION ABOUT THE FUND, INCLUDING MANAGEMENT FEES AND OTHER EXPENSES. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

ASSETS
Investment in The U.S. Equity Portfolio ("Portfolio"), at value       $493,577
Receivable for Expense Reimbursements                                   12,235
                                                                   -------------
TOTAL ASSETS                                                           505,812
                                                                   -------------
LIABILITIES
Accrued Expenses and Other Liabilities                                  30,461
                                                                   -------------
TOTAL LIABILITIES                                                       30,461
                                                                   -------------
NET ASSETS
Applicable to 53,157 Shares of Beneficial Interest Outstanding
      (par value $0.001, unlimited shares authorized)                 $475,351
                                                                   =============
Net Asset Value, Offering and Redemption Price Per Share                 $8.94
                                                                   =============
ANALYSIS OF NET ASSETS
Paid-in Capital                                                       $500,225
Undistributed Net Investment Income                                        261
Accumulated Net Realized Loss on Investment                            (6,149)
Net Unrealized Depreciation on Investment                             (18,986)
                                                                   -------------
NET ASSETS                                                            $475,351
                                                                   =============

6    The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES
STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE PERIOD SEPTEMBER 15, 2000 (COMMENCEMENT OF OPERATIONS)
THROUGH NOVEMBER 30, 2000

INVESTMENT INCOME
INCOME
Allocated Investment Income from Portfolio                          $      768
Allocated Portfolio Expenses                                             (229)
                                                                   -------------
   Investment Income                                                      539
                                                                   -------------
FUND EXPENSES
Registration Fees                                                       11,042
Financial and Fund Accounting Services Fee                               6,095
Transfer Agent Fees                                                      4,914
Professional Fees                                                        3,285
Printing Expenses                                                        2,421
Shareholder Servicing Fee                                                  175
Trustees' Fees and Expenses                                                124
Distribution Fee                                                           120
Miscellaneous                                                            2,323
                                                                   -------------
   Total Fund Expenses                                                  30,499
Less: Reimbursement of Expenses                                       (30,221)
                                                                   -------------
   Net Fund Expenses                                                       278
                                                                   -------------
NET INVESTMENT INCOME                                                      261
                                                                   -------------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED LOSS ON INVESTMENT ALLOCATED FROM PORTFOLIO               (6,149)
                                                                   -------------
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION)
   INVESTMENT ALLOCATED FROM PORTFOLIO                                (18,986)
                                                                   -------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $(24,874)
                                                                   =============

The Accompanying Notes are an Integral Part of the Financial Statements.    7

J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES
STATEMENT OF CHANGES IN NET ASSETS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE PERIOD SEPTEMBER 15, 2000 (COMMENCEMENT OF OPERATIONS)
THROUGH NOVEMBER 30, 2000

INCREASE IN NET ASSETS
FROM OPERATIONS
Net Investment Income                                               $      261
Net Realized Loss on Investment Allocated from Portfolio               (6,149)
Net Change in Unrealized Appreciation (Depreciation)
on Investment Allocated from Portfolio                                (18,986)
                                                                   -------------
     Net Decrease in Net Assets Resulting from Operations             (24,874)
                                                                   -------------
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Proceeds from Shares of Beneficial Interest Sold                       500,225
                                                                   -------------
     Total Increase in Net Assets                                      475,351
                                                                   -------------
NET ASSETS
Beginning of Period                                                          -
                                                                   -------------
End of Period                                                         $475,351
                                                                   =============
Undistributed Net Investment Income                                       $261
                                                                   =============
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Shares of Beneficial Interest Sold                                      53,157
                                                                   =============


8    The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT
THE PERIOD IS AS FOLLOWS:

                                                              FOR THE PERIOD
                                                            SEPTEMBER 15, 2000
                                                             (COMMENCEMENT OF
                                                            OPERATIONS) THROUGH
                                                             NOVEMBER 30, 2000
                                                                (UNAUDITED)
                                                           --------------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $10.00
                                                           --------------------
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income                                           0.00(a)(b)
Net Realized and Unrealized Gain (Loss) on Investment             (1.06)
                                                           --------------------
Total From Investment Operations                                  (1.06)
                                                           --------------------
NET ASSET VALUE, END OF PERIOD                                    $8.94
                                                           ====================
RATIOS AND SUPPLEMENTAL DATA
Total Return                                                   (10.60)%(c)
Net Assets, End of Period (in thousands)                           $475
Ratios to Average Net Assets
    Net Expenses                                                 1.05%(d)
    Net Investment Income                                        0.56%(d)
    Expenses without Reimbursement                              1.18%(d)(e)

(a) Based on the average number of shares outstanding throughout the period. (b) Less than $0.005 (c) Not annualized (d) Annualized (e) Reflects the ratio of expenses without reimbursement to average net assets for the current period adjusted for the effects of rounding due to a relatively low level of assets from inception. The actual ratio of expenses without reimbursement to average net assets for the current period was 65.71%.


The Accompanying Notes are an Integral Part of the Financial Statements.     9

J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--J.P. Morgan U.S. Equity Fund - Advisor Series (the "Fund") is a separate series of J.P. Morgan Funds, a Massachusetts business trust (the "Trust") which was organized on November 4, 1992. The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on September 15, 2000.

    The Fund invests all of its investable assets in The U.S. Equity Portfolio (the "Portfolio"), a diversified open-end management investment company having the same investment objective as the Fund. The value of such investment included in the Statement of Assets and Liabilities reflects the Fund's proportionate interest in the net assets of the Portfolio (less than 1% at November 30, 2000). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Fund:

    SECURITY VALUATION--Valuation of securities by the Portfolio is discussed in
Note 1 of the Portfolio's Notes to Financial Statements that are included elsewhere in this report.

    INVESTMENT INCOME--The Fund earns income, net of expenses, daily on its investment in the Portfolio. All net investment income, realized and unrealized gains and losses of the Portfolio are allocated pro-rata among the Fund and other investors in the Portfolio at the time of such determination.

    EXPENSES--Expenses incurred by the Trust with respect to any two or more Funds in the Trust are allocated in proportion to the net assets of each Fund in the Trust, except where allocations of direct expenses to each Fund can otherwise be made fairly.

    INCOME TAX STATUS--It is the Fund's policy to distribute all net investment income and net realized gains to shareholders and to otherwise qualify as a regulated investment company under the provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state income taxes.

    DISTRIBUTIONS TO SHAREHOLDERS--Distributions to a shareholder are recorded on the ex-dividend date. Distributions from net investment income are declared and paid semi-annually. Distributions from net realized gains, if any, are paid annually.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADMINISTRATIVE SERVICES--The Trust has an Administrative Services Agreement (the "Services Agreement") with Morgan Guaranty Trust Company of New York ("Morgan") under which Morgan is responsible for certain aspects of the administration and operation of the Fund. Under the Services Agreement, the Fund has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Trust and certain other registered investment companies for which J.P. Morgan Investment Management, Inc. ("JPMIM") acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Fund to the extent the total operating expenses (excluding interest, taxes and extraordinary expenses) of the Fund, including the expenses allocated to the Fund from the Portfolio, exceed 1.05% of the Fund's average daily net assets through September 30, 2001.

    ADMINISTRATION--The Trust has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Trust, FDI provides administrative services necessary for the operations of the Fund, furnishes office space and facilities required for conducting the business of the Fund and pays the compensation of the Fund's officers affiliated with FDI. The Fund has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
NOVEMBER 30, 2000

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

    SHAREHOLDER SERVICING--The Trust has a Shareholder Servicing Agreement with Morgan under which Morgan provides account administration and personal account maintenance service to Fund shareholders. The agreement provides for the Fund to pay Morgan a fee for these services that is computed daily and paid monthly at an annual rate of 0.05% of the average daily net assets of the Fund.

    DISTRIBUTION PLAN--The Trust, on behalf of the Fund, has a Distribution Plan with respect to services related to distributing fund shares, which authorizes it to compensate certain financial institutions, securities dealers, and other industry professionals that have entered into written agreements with the Fund in respect to these services. The agreement provides for the Fund to pay a fee for these services which is computed daily and paid monthly at an annual rate not to exceed 0.25% of the value of the average daily net assets of the Fund. The amount paid to such institutions is based on the daily value of shares owned by their clients.

    SERVICE PLAN--The Trust on behalf of the Fund has a Service Plan with respect to fund shares which authorizes it to compensate Service Organizations for providing account administration and other services to their customers who are beneficial owners of such shares. The Fund will enter into agreements with Service Organizations that purchase shares on behalf of their customers ("Service Agreements"). The Service Agreements provide that the Fund pay Service Organizations a fee which is computed daily and paid monthly at an annual rate of up to 0.25% of the average daily net assets of the Fund with respect to the shares of the Fund attributable to or held in the name of the Service Organization for its customers.

    FUND SERVICES--The Trust has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Trust's affairs. The Trustees of the Trust represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' fees and expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. There was no allocated portion of such compensation and benefits.

--------------------------------------------------------------------------------
3. BANK LOANS

    The Fund may borrow money for temporary or emergency purposes, such as funding shareholder redemptions. Effective May 23, 2000, the Fund, along with certain other Funds managed by JPMIM, entered into a $150,000,000 bank line of credit agreement with DeutscheBank. Borrowings under the agreement will bear interest at approximate market rates. A commitment fee is charged at an annual rate of 0.085% on the unused portion of the committed amount.

--------------------------------------------------------------------------------
4. CONCENTRATIONS OF RISK

    From time to time, the Fund may have a concentration of several shareholders holding a significant percentage of shares outstanding. Investment activities of these shareholders could have a material impact on the Fund.

--------------------------------------------------------------------------------
5. SUBSEQUENT EVENTS

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the Fund's adviser, J.P. Morgan Investment Management, Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Fund's adviser.

THE U.S. EQUITY PORTFOLIO
Semi-annual Report November 30, 2000

(The following pages should be read in conjunction with J.P. Morgan U.S. Equity Fund - Advisor Series Semi-annual Financial Statements)

THE U.S. EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

SHARES                                                                       VALUE
-----------------------------------------------------------------------------------------
COMMON STOCKS - 96.1%
CAPITAL MARKETS - 2.5%
SECURITIES & ASSET MANAGEMENT - 2.5%
               119,700  Goldman Sachs Group, Inc. (The)              $     9,830,363
               253,400  TD Waterhouse Group, Inc.(+)                       3,357,550
                                                                 --------------------------
                                                                          13,187,913
                                                                 --------------------------
COMPUTER HARDWARE - 10.0%
COMPUTER HARDWARE & BUSINESS MACHINES - 10.0%
                 7,300  Avaya Inc.(+)                                         85,319
               414,800  Cisco Systems Inc.(s)(+)                          19,858,550
               232,400  Compaq Computer Corp.                              4,996,600
                47,100  Dell Computer Corp.(+)                               906,675
               104,500  EMC Corp. (Mass.)(+)                               7,772,188
                69,600  Hewlett-Packard Co.                                2,201,100
               202,500  Quantum Corp. - DLT & Storage Systems(+)           2,733,750
               186,900  Sun Microsystems, Inc.(s)(+)                      14,216,081
                                                                 --------------------------
                                                                          52,770,263
                                                                 --------------------------
CONSUMER CYCLICAL - 2.6%
HOTELS - 0.5%
                58,700  Marriott International, Inc.                       2,432,381
                                                                 --------------------------
MOTOR VEHICLES & PARTS - 1.8%
                66,400  Dana Corp.                                         1,112,200
               167,500  Delphi Automotive Systems                          2,313,594
                93,492  Ford Motor Company                                 2,126,943
                23,800  General Motors Corp.                               1,178,100
               129,800  Lear Corp.(+)                                      2,839,375
                                                                 --------------------------
                                                                           9,570,212
                                                                 --------------------------
RESTAURANTS - 0.3%
                57,000  McDonald's Corp.                                   1,816,875
                                                                 --------------------------
                                                                          13,819,468
                                                                 --------------------------
CONSUMER SERVICES - 2.9%
ENTERTAINMENT - 0.7%
                76,900  Viacom, Inc. Cl B(+)                               3,931,512
                                                                 --------------------------
MEDIA - 2.2%
               104,200  AT&T Corp. - Liberty Media Group Cl A(+)           1,413,213
                40,758  Charter Communications, Inc.(+)                      804,971
                93,800  Comcast Corp. Cl A(+)                              3,605,438
               106,400  News Corp. Ltd. (The) ADR(i)                       3,710,699
                27,700  Time Warner Inc.                                   1,717,400
                                                                 --------------------------
                                                                          11,251,721
                                                                 --------------------------
                                                                          15,183,233
                                                                 --------------------------
CONSUMER STABLE - 6.1%
HOME PRODUCTS - 4.0%
                52,800  Clorox Company                                     2,359,500
                62,700  Estee Lauder Companies, Inc.                       2,715,694

SHARES                                                                       VALUE
-----------------------------------------------------------------------------------------

               153,400  Gillette Company                             $     5,196,425
               142,000  Procter & Gamble Co. (The)                        10,632,250
                                                                 --------------------------
                                                                          20,903,869
                                                                 --------------------------
TOBACCO - 2.1%
               295,300  Philip Morris Companies Inc.                      11,276,769
                                                                 --------------------------
                                                                          32,180,638
                                                                 --------------------------
ENERGY - 6.1%
ENERGY RESERVES & PRODUCTION - 4.7%
               44,500  Anadarko Petroleum Corp.                            2,647,750
               37,900  Chevron Corp.                                       3,103,063
              217,548  Exxon Mobil Corp.(s)                               19,144,223
                                                                 --------------------------
                                                                          24,895,036
                                                                 --------------------------
OIL REFINING - 0.3%
               24,100  Texaco Inc.                                         1,399,306
                                                                 --------------------------
OIL SERVICES - 1.1%
              109,900  Baker Hughes Inc.                                   3,633,569
              108,600  Global Marine Inc.(+)                               2,382,413
                                                                 --------------------------
                                                                           6,015,982
                                                                 --------------------------
                                                                          32,310,324
                                                                 --------------------------
FINANCE - 11.4%
BANKS - 4.1%
              223,100  Amsouth Bancorporation                              3,318,613
               81,566  Citigroup Inc.                                      4,063,006
              103,000  First Union Corp.                                   2,587,875
              608,000  Firstar Corp.(s)                                   11,780,000
                                                                 --------------------------
                                                                          21,749,494
                                                                 --------------------------
FINANCIAL SERVICES - 6.8%
             219,900  Associates First Capital Corp.                       7,765,219
              69,900  Capital One Financial Corp.                          3,901,294
              95,900  Countrywide Credit Industries, Inc.                  3,560,288
              43,100  Federal Home Loan Mortgage Corp.                     2,604,856
             331,700  General Electric Co. (U.S.)(s)                      16,439,880
              14,700  Providian Financial Corp.                            1,323,000
                                                                 --------------------------
                                                                          35,594,537
                                                                 --------------------------
THRIFTS - 0.5%
              56,300  Washington Mutual, Inc.                              2,558,131
                                                                 --------------------------
                                                                          59,902,162
                                                                 --------------------------
HEALTH SERVICES & SYSTEMS - 1.5%
MEDICAL PRODUCTS & SUPPLIES - 1.5%
              38,700  Bard (C.R.), Inc.                                    1,905,975
              89,100  Becton Dickinson & Co.                               3,029,400
              53,200  Medtronic, Inc.                                      2,832,900
                                                                 --------------------------
                                                                           7,768,275
                                                                 --------------------------
INDUSTRIAL CYCLICAL - 10.0%
CHEMICALS - 2.0%
             205,300  Air Products & Chemicals, Inc.                       7,070,019

The Accompanying Notes are an Integral Part of the Financial Statements.   13

THE U.S. EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
NOVEMBER 30, 2000

SHARES                                                                          VALUE
-----------------------------------------------------------------------------------------
               112,700  Rohm and Haas Co.                                $     3,352,825
                                                                  -------------------------
                                                                              10,422,844
                                                                  -------------------------
DEFENSE/AEROSPACE - 0.7%
                74,600  Honeywell Inc.                                         3,636,750
                                                                  -------------------------
ELECTRICAL EQUIPMENT - 2.2%
                36,000  Corning Inc.                                           2,106,000
                 9,900  Corvis Corp.(+)                                          285,244
               100,200  Level 3 Communications, Inc.(+)                        2,692,875
               142,400  Nortel Networks Corp.                                  5,375,600
                12,500  QUALCOMM Inc.(+)                                       1,003,125
                                                                  -------------------------
                                                                              11,462,844
                                                                  -------------------------
ENVIRONMENTAL SERVICES - 0.6%
               139,757  Waste Management, Inc.                                 3,345,433
                                                                  -------------------------
HEAVY ELECTRICAL EQUIPMENT - 0.6%
                71,600  Cooper Industries, Inc.                                2,922,175
                                                                  -------------------------
INDUSTRIAL PARTS - 2.7%
               281,092  Tyco International Ltd.(i)(s)                         14,827,602
                                                                  -------------------------
MINING & METALS - 0.7%
                61,764  Alcoa Inc.                                             1,740,973
               110,186  Allegheny Technologies Inc.                            2,189,947
                                                                  -------------------------
                                                                               3,930,920
                                                                  -------------------------
RAILROADS - 0.5%
                51,900  Union Pacific Corp.                                    2,413,350
                                                                  -------------------------
                                                                              52,961,918
                                                                  -------------------------
INSURANCE - 4.9%
LIFE & HEALTH INSURANCE - 1.8%
                45,100  CIGNA Corp.                                            5,941,925
               118,600  MetLife, Inc.(+)                                       3,513,525
                                                                  -------------------------
                                                                               9,455,450
                                                                  -------------------------
PROPERTY AND CASUALTY INSURANCE - 3.1%
               137,800  Allstate Corp.                                         5,270,850
                83,400  Ambac Financial Group, Inc.                            6,369,675
                57,300  XL Capital Ltd. Cl A(i)                                4,573,256
                                                                  -------------------------
                                                                              16,213,781
                                                                  -------------------------
                                                                              25,669,231
                                                                  -------------------------
PHARMACEUTICALS - 11.3%
DRUGS - 11.3%
               125,200  Alza Corp.(+)                                          5,555,750
                62,300  American Home Products Corp.                           3,745,788
                61,700  Bristol-Myers Squibb Co.                               4,276,581
                88,500  Lilly (Eli) & Co.                                      8,291,344
                64,900  Merck & Co., Inc.                                      6,015,419
               269,800  Pfizer, Inc.(s)                                       11,955,512
               181,675  Pharmacia Corp.                                       11,082,175
               153,600  Schering-Plough Corp.                                  8,611,200
                                                                  -------------------------
                                                                              59,533,769
                                                                  -------------------------

SHARES                                                                         VALUE
-----------------------------------------------------------------------------------------

RETAIL - 5.0%
CLOTHING STORES - 1.5%
                102,400  Abercrombie & Fitch Co. Cl A(+)                 $     2,137,600
                110,400  Gap, Inc. (The)                                       2,753,100
                110,300  TJX Companies, Inc. (The)                             2,826,438
                                                                  --------------------------
                                                                               7,717,138
                                                                  --------------------------
DEPARTMENT STORES - 1.9%
                 110,000  Target Corp.                                         3,306,875
                 136,800  Wal-Mart Stores, Inc.                                7,139,249
                                                                  --------------------------
                                                                              10,446,124
                                                                  --------------------------
SPECIALTY STORES - 1.6%
                 56,100  Best Buy Co., Inc.(+)                                 1,444,575
                175,300  Home Depot, Inc.                                      6,869,569
                                                                  --------------------------
                                                                               8,314,144
                                                                  --------------------------
                                                                              26,477,406
                                                                  --------------------------
SEMICONDUCTORS - 4.4%
SEMICONDUCTORS - 4.4%
                 39,500  Altera Corp.(+)                                         945,531
                  6,200  Broadcom Corp.(+)                                       604,500
                243,500  Intel Corp.(s)                                        9,268,219
                  2,400  Lattice Semiconductor Corp.(+)                           39,900
                 36,700  Linear Technology Corp.(+)                            1,736,369
                 35,000  Maxim Integrated Products, Inc.(+)                    1,785,000
                 55,000  Micron Technology, Inc.(+)                            1,732,500
                 17,200   SDL, Inc.(+)                                         3,126,100
                 59,500  Texas Instruments Inc.                                2,220,094
                 40,000  Xilinx, Inc.(+)                                       1,560,000
                                                                  --------------------------
                                                                             23,018,213
                                                                  --------------------------
SOFTWARE & SERVICES - 9.0%
COMPUTER SOFTWARE - 7.7%
                 40,200  BEA Systems, Inc.(+)                                 2,354,213
                 85,100  Gemstar International Group Ltd.(+)                  3,462,506
                 23,800  International Business Machines Corp.                2,225,300
                276,000  Microsoft Corp.(s)(+)                               15,835,500
                160,400  NCR Corp.(+)                                         7,578,900
                141,400  Oracle Corp.(+)                                      3,747,100
                135,200  Parametric Technology Corp.(+)                       1,504,100
                 41,078  Veritas Software Corp.(+)                            4,007,672
                                                                  --------------------------
                                                                             40,715,291
                                                                  --------------------------
INTERNET - 1.3%
                 21,900  Akamai Technologies, Inc.(+)                           629,625
                 61,800  America Online, Inc.(+)                              2,509,698
                380,400  E*trade Group Inc.(+)                                3,043,200
                 18,000   eBay Inc.(+)                                          617,625
                                                                  --------------------------
                                                                               6,800,148
                                                                  --------------------------
                                                                              47,515,439
                                                                  --------------------------

14    The Accompanying Notes are an Integral Part of the Financial Statements.

THE U.S. EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
NOVEMBER 30, 2000

SHARES/PRINCIPAL AMOUNT                                                         VALUE
-----------------------------------------------------------------------------------------
TELECOMMUNICATIONS - 5.1%
TELEPHONE - 4.2%
               109,290  Qwest Communications International Inc.(+)       $     4,125,698
               189,600  SBC Communications Inc.(s)                            10,416,149
               103,300  Verizon Communications                                 5,804,169
               113,450  WorldCom, Inc.(+)                                      1,694,659
                                                                  -------------------------
                                                                              22,040,675
                                                                  -------------------------
WIRELESS TELECOMMUNICATIONS - 0.9%
                72,500  Nextel Communications, Inc.(+)                         2,247,500
               114,600  Sprint Corp. (PCS Group)(+)                            2,599,988
                                                                  -------------------------
                                                                               4,847,488
                                                                  -------------------------
                                                                              26,888,163
                                                                  -------------------------
UTILITIES - 3.3%
ELECTRICAL UTILITY - 3.3%
                95,100  Ameren Corp.                                           4,220,062
                70,900  C P & L Energy Inc.                                    3,061,994
                72,800  DTE Energy Company                                     2,761,850
                68,300  Dynegy Inc. Cl A                                       3,022,275
               100,200  Entergy Corp.                                          4,120,725
                                                                  -------------------------
                                                                              17,186,906
                                                                  -------------------------
TOTAL COMMON STOCKS                                                          506,373,321
                                                                  -------------------------
   (Cost $426,829,334)

SHORT-TERM INVESTMENTS - 3.9%
INVESTMENT COMPANIES - 3.4%
            18,245,417  J.P. Morgan Institutional Prime Money
                           Market Fund(a)                                     18,245,416
                                                                  -------------------------
U.S. TREASURY SECURITIES - 0.5%
            $2,450,000  U.S. Treasury Notes, 5.25%, 5/31/01(s)                 2,438,510
                                                                  -------------------------
TOTAL SHORT-TERM INVESTMENTS                                                  20,683,926
                                                                  -------------------------
   (Cost $20,676,924)
TOTAL INVESTMENT SECURITIES - 100.0%                                        $527,057,247
                                                                  =========================
   (Cost $447,506,258)

FUTURES CONTRACTS
                                             UNDERLYING
                                             FACE AMOUNT          UNREALIZED
PURCHASED               EXPIRATION DATE        AT VALUE          DEPRECIATION
--------------------------------------------------------------------------------
45 S&P 500 Index         December 2000        $14,866,875        $(1,006,998)
                                          ======================================

ADR - American Depositary Receipt
(a) Money Market mutual fund registered under the Investment Company Act of 1940, as amended, and advised by J.P. Morgan Investment Management, Inc.
(i) Foreign security
(s) Security is fully or partially segregated with custodian as collateral for futures or with brokers as initial margin for futures contracts.
(+) Non-income producing security.


The Accompanying Notes are an Integral Part of the Financial Statements.    15

THE U.S. EQUITY PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

ASSETS
Investments at  Value (Cost $447,506,258)                         $527,057,247
Cash                                                                   844,092
Dividend and Interest Receivable                                       659,002
Prepaid Trustees' Fees and Expenses                                      5,536
Prepaid Expenses and Other Assets                                        2,558
                                                                 ----------------
TOTAL ASSETS                                                       528,568,435
                                                                 ----------------
LIABILITIES
Advisory Fee Payable                                                   183,688
Variation Margin Payable                                               155,250
Administrative Service Fees Payable                                     10,894
Administration Fee Payable                                                 621
Fund Services Fee Payable                                                  373
Accrued Expenses and Other Liabilities                                  83,742
                                                                 ----------------
TOTAL LIABILITIES                                                      434,568
                                                                 ----------------
NET ASSETS
Applicable to Investors' Beneficial Interests                      $528,133,867
                                                                 ================

16    The Accompanying Notes are an Integral Part of the Financial Statements.

THE U.S. EQUITY PORTFOLIO
STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000

INVESTMENT INCOME
INCOME
Dividend Income (Net of Foreign Withholding Tax of $2,313)         $ 3,149,536
Interest Income                                                        383,715
Dividend Income from Affiliated Investments
   (includes reimbursement from affiliate of $6,496)                     9,096
                                                                   -------------
   Investment Income                                                 3,542,347
                                                                   -------------
EXPENSES
Advisory Fee                                                         1,223,277
Custodian Fees and Expenses                                             82,972
Administrative Services Fee                                             73,354
Professional Fee                                                        22,417
Printing Expenses                                                        4,590
Fund Services Fee                                                        4,344
Trustees' Fees and Expenses                                              2,985
Administration Fee                                                       1,862
Miscellaneous                                                              833
                                                                   -------------
   Total Expenses                                                    1,416,634
                                                                   -------------
NET INVESTMENT INCOME                                                2,125,713
                                                                   -------------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED GAIN (LOSS) ON
Investment Transactions                                              8,768,267
Futures Contracts                                                     (826,470)
                                                                   -------------
   Net Realized Gain                                                 7,941,797
                                                                   -------------
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON
Investments                                                         (28,810,550
Futures Contracts                                                   (1,014,979)
                                                                   -------------
   Net Change in Unrealized Appreciation (Depreciation)             (29,825,529)
                                                                   -------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS               $(19,758,019)
                                                                   =============

The Accompanying Notes are an Integral Part of the Financial Statements.   17

THE U.S. EQUITY PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000 (UNAUDITED)
AND THE YEAR ENDED MAY 31, 2000

DECREASE IN NET ASSETS                                           NOVEMBER 30, 2000        MAY 31, 2000
FROM OPERATIONS
Net Investment Income                                            $     2,125,713        $     6,243,239
Net Realized Gain on Investment and Futures Transactions               7,941,797             38,139,068
Net Change in Unrealized Appreciation on
   Investments and Futures Contracts.                                (29,825,529)          (24,780,825)
                                                                 -------------------   ------------------
      Net Increase (Decrease) in Net Assets
         Resulting from Operations                                   (19,758,019)            19,601,482
                                                                 -------------------   ------------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTERESTS
Contributions                                                         35,551,555            207,425,150
Withdrawals                                                         (115,879,052)         (318,237,694)
                                                                 -------------------   ------------------
     Net Decrease from Transactions in Investors'
        Beneficial Interests                                         (80,327,497)         (110,812,544)
                                                                 -------------------   ------------------
     Total Decrease in Net Assets                                   (100,085,516)          (91,211,062)
                                                                 -------------------   ------------------
NET ASSETS
Beginning of Period                                                  628,219,383            719,430,445
                                                                 -------------------   ------------------
End of Period                                                       $528,133,867           $628,219,383
                                                                 ===================   ==================

SUPPLEMENTARY DATA
                                   FOR THE SIX
                                MONTHS ENDED                   FOR THE YEARS ENDED MAY 31
                               NOVEMBER 30, 2000 ------------------------------------------------------------
                                 (UNAUDITED)       2000         1999         1998          1997         1996
                               ------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
     Net Expenses                 0.47%(a)         0.46%        0.47%        0.47%         0.47%        0.46%
     Net Investment Income        0.70%(a)         0.90%        1.03%        1.01%         1.44%        2.20%
Portfolio Turnover                  38%(b)           89%          84%         106%           99%          85%

(a)  Annualized
(b)  Not annualized


18   The Accompanying Notes are an Integral Part of the Financial Statements.

THE U.S. EQUITY PORTFOLIO
NOTES TO FINANCIAL STATEMENTS  (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--The U.S. Equity Portfolio (the "Portfolio") is registered under the Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York. The Portfolio commenced operations on July 19, 1993. The Portfolio's investment objective is to provide a high total return from a portfolio of selected equity securities. The Declaration of Trust permits the Trustees to issue an unlimited number of beneficial interests in the Portfolio.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Portfolio:

    SECURITY VALUATIONS--Securities traded on principal securities exchanges are valued at the last reported sales price, or mean of the latest bid and asked prices when no last sales price is available. Securities traded over-the-counter and certain foreign securities are valued at the quoted bid price from a market maker or dealer. When valuations are not readily available, securities are valued at fair value as determined in accordance with procedures adopted by the Trustees. All short-term securities, with a remaining maturity of sixty days or less are valued using the amortized cost method.

    SECURITY TRANSACTIONS--Security transactions are accounted for as of the trade date. Realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

    INVESTMENT INCOME--Dividend income less foreign taxes withheld (if any) is recorded as of the ex-dividend date or as of the time that the relevant ex-dividend and amount becomes known. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums.

    FUTURES CONTRACTS--The Portfolio may enter into futures contracts in order to hedge existing portfolio securities, or securities the Portfolio intends to purchase, against fluctuations in value caused by changes in prevailing market interest rates or securities movements and to manage exposure to changing interest rates and securities prices. The risks of entering into futures contracts include the possibility that the change in value of the contract may not correlate with the changes in value of the underlying securities. Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities in an amount equal to a certain percentage of the contract value (initial margin). Subsequent payments (variation margin) are made or received daily, in cash, by the Portfolio. The variation margin is equal to the daily change in the contract value and is recorded as unrealized gain or loss. The Portfolio will recognize a gain or loss when the contract is closed or expires.

    INCOME TAX STATUS--The Portfolio intends to be treated as a partnership for federal income tax purposes. As such, each investor in the Portfolio will be taxed on its share of the Portfolio's ordinary income and capital gains. It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADVISORY--The Portfolio has an Investment Advisory Agreement with J.P. Morgan Investment Management, Inc. ("JPMIM"), an affiliate of Morgan Guaranty Trust Company of New York ("Morgan") and a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). Under the terms of the agreement, the Portfolio pays JPMIM at an annual rate of 0.40% of the Portfolio's average daily net assets.

    The Portfolio may invest in one or more affiliated money market funds: J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Federal Money Market Fund and J.P. Morgan Institutional Treasury Money Market Fund. The Advisor has agreed to reimburse its advisory fee from the Portfolio in an amount to offset any investment advisory, administrative fee and shareholder servicing fees related to a Portfolio investment in an affiliated money market fund. The amount listed on the Statement of Operations as Dividend Income from Affiliated Investment is the amount the Fund earned.

    ADMINISTRATIVE SERVICES--The Portfolio has an Administrative Services Agreement (the "Services Agreement") with Morgan under which Morgan is responsible for certain aspects of the administration and operation of the Portfolio. Under the Services Agreement, the Portfolio has agreed to pay Morgan a fee equal to its

THE U.S. EQUITY PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
NOVEMBER 30, 2000

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Portfolio and certain other registered investment companies for which JPMIM acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    ADMINISTRATION--The Portfolio has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Portfolio, FDI provides administrative services necessary for the operations of the Portfolio, furnishes office space and facilities, required for conducting the business of the Portfolio and pays the compensation of the Portfolio's officers affiliated with FDI. The Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    FUND SERVICES--The Portfolio has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. The Trustees of the Portfolio represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Portfolio, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' fees and expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $800.

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3. INVESTMENT TRANSACTIONS

    During the six months ended November 30, 2000, the Portfolio purchased $226,149,460 of investment securities and sold $342,282,348 of investment securities other than U.S. government securities and short-term investments.

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4. CREDIT AGREEMENT

    The Portfolio is party to a revolving line of credit agreement (the "Agreement") as discussed more fully in Note 3 of the Fund's Notes to the Financial Statements, which are included elsewhere in this report.

--------------------------------------------------------------------------------
5. SUBSEQUENT EVENTS

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the Fund's adviser, J.P. Morgan Investment Management, Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Fund's adviser.


20
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[back cover]

J.P. MORGAN FUNDS - ADVISOR SERIES
       Disciplined Equity Fund
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       International Equity Fund
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       International Opportunities Fund
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       U.S. Small Company Fund
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       U.S. Small Company Opportunities Fund
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       U.S. Equity Fund
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       Diversified Fund
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       Bond Fund
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       For more information on the J.P. Morgan
           Funds - Advisor Series, call
           J.P. Morgan  Funds Services at (800) 766-7722.
           ---------------------------------------------------------------------

Morgan Guaranty Trust Company                                    MAILING
500 Stanton Christiana Road                                    INFORMATION
Newark, Delaware 19713-2107

IN-SAN-24245   0101